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                                                                   Exhibit 23.16

Deloitte Touche Tohmatsu                                              DELOITTE
Av, Presidente Wilson, 231-22(degree)                                 TOUCHE
20030-021 - Rio de Janeiro - RJ                                       TOHMATSU
Brasil

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br

Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Amendment no. 1 to the Registration Statement on Form F-3 filed by Companhia Vale do Rio Doce (Registration No. 335-82136) of our report dated January 20, 1999, relating to the financial statements of Valesul Aluminio S.A., for the years ended December 31, 1998 and 1997 which appears in such Registration Statement.



/s/ DELOITTE TOUCHE TOHMATSU


DELOITTE TOUCHE TOHMATSU
Independent Auditors


Rio de Janeiro, Brazil, February 25, 2002